Exhibit 99.1

Barnes & Noble Education Acquires MBS for $174.2 Million

Increases Customer Base and Distribution Network, Adding More Than 700 Virtual Bookstores

Expands Addressable Market and Bookstore Service Capabilities

Enhances Cash Flow to Support Growth

BASKING RIDGE, N.J. – February 28, 2017 – Barnes & Noble Education, Inc. (NYSE: BNED) (“the Company” or “BNED”), one of America’s largest contract operators of bookstores on college and university campuses and a leading provider of digital education services, today announced that it has acquired MBS Textbook Exchange, LLC (“MBS”) for $174.2 million in cash. Together, MBS and BNED will operate over 1,490 physical and virtual bookstores and serve more than 6 million students enrolled in higher education institutions.

MBS is the largest contract operator of virtual bookstores for the institutional client market and one of the largest used textbook wholesalers in the U.S. Through its MBS Direct business, MBS services more than 700 virtual bookstores with a comprehensive e-commerce experience and a broad suite of affordable new, used and digital course materials. MBS sources and sells new and used textbooks to over 3,700 physical college bookstores, including BNED’s 770 campus bookstores, and provides inventory management, hardware and point-of-sale software to approximately 485 college bookstores. It also operates textbooks.comSM, an e-commerce site for new and used textbooks.

Max J. Roberts, Chief Executive Officer, Barnes & Noble Education, Inc., said: “We have worked closely with MBS for over 30 years, and we are thrilled to bring our two complementary companies together. This combination will allow us to generate more value from the textbook marketplace through expected inventory and procurement synergies, which will enhance our ability to drive successful student outcomes by providing complete, affordable solutions that empower students and faculty. In addition, we will increase our addressable market to include the growing virtual bookstore market, and will now be able to offer our campus partners physical, virtual and hybrid bookstore models. Our ability to leverage our expanded customer reach and distribution channels gives us the opportunity to immediately accelerate our strategy and provide scale benefits, an enhanced competitive advantage in the rapidly changing higher education industry.”

For the MBS fiscal year ended August 31, 2016, MBS generated revenue of approximately $499.8 million and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of approximately $54.7 million, with capital expenditures of approximately $1.8 million.1

[1]	Financial information for MBS was derived from MBS’s audited financial statements for the fiscal year ended August 31, 2016, and includes revenue associated with transactions between BNED and MBS, but has been adjusted to exclude income and expenses related to certain contracts that expired prior to the acquisition date.

Transaction Benefits

Management believes the transaction will enhance BNED’s competitive positioning in the dynamic higher education industry as follows:

•	Enhances ability to customize physical, virtual and hybrid models to meet customer needs: MBS’s advanced capabilities will enable BNED to expand its addressable market to include higher education institutions and K-12 schools that need virtual bookstore solutions — a growing market segment with increasing demand and a key element of BNED’s competitive strategy. Together, BNED and MBS can offer existing and prospective clients physical, virtual and hybrid bookstore models, and can enhance MBS’s existing virtual bookstore offering, including using Promoversity, a custom merchandise supplier and storefront solution.

•	Enables BNED to generate more value from the textbook marketplace: MBS’s wholesale distribution channel and warehousing systems will enable BNED to optimize its textbook sourcing, purchasing and liquidation processes. With MBS, BNED will be able to more efficiently source and distribute a comprehensive inventory of affordable course materials to customers with the highest and greatest need.

•	Expands customer base for digital courseware and analytics: BNED will have new sales opportunities for its suite of digital course materials and platforms with MBS’s wholesale and virtual bookstore customers. The expanded combined customer base will broaden BNED’s reach and deepen its institutional partnerships through its ability to provide unmatched access to affordable solutions.

•	Delivers significant financial benefits: The transaction is expected to be accretive to EBITDA, net income and cash flow in Fiscal 2018 and is expected to deliver operational synergies over time. BNED believes the compelling financial benefits, including increased cash flow generation, new revenue opportunities and operational synergies will help deliver significant shareholder value. Importantly, increased scale and cash flow generation will provide BNED with the flexibility to pursue additional growth opportunities in the rapidly changing higher education industry.

“We are excited to join a company that shares our commitment to serving the education marketplace and driving student success,” said Bob Pugh, Chief Executive Officer, MBS. “We are confident that joining forces with Barnes & Noble Education will enable us to serve the needs of our customers and partners even more effectively and better meet the demands of the changing education landscape. We look forward to being a member of the Barnes & Noble Education family.”

Transaction Details

Prior to the acquisition, MBS was privately-held and majority-owned by affiliates of Leonard Riggio, who also owns approximately 16% of BNED’s outstanding shares. The BNED Board of Directors established a Special Committee of the Board, comprised solely of independent and disinterested directors, to evaluate the MBS acquisition opportunity, negotiate the terms, and make a recommendation to the BNED Board of Directors. The Special Committee retained independent financial and legal advisors. Both the Special Committee and the full BNED Board of Directors approved the transaction unanimously. The transaction closed on February 27, 2017.

David Henderson has been named President of MBS and will report to Patrick Maloney, Chief Operating Officer, Barnes & Noble Education, and President, Barnes & Noble College. Bob Pugh, CEO of MBS, and Dan Schuppan, President of MBS, have announced their plans to retire as of March 31, 2017.

Concurrent with the signing of the definitive acquisition agreement, BNED amended its credit facility to add a $100 million seasonal provision, increasing the maximum availability under the facility to $500 million, and borrowed approximately $55 million under the facility to fund the acquisition. BNED expects borrowings under the facility to vary from $0 to $250 million, reflecting seasonality in the business over the next twelve months.

BNED expects to adjust the tax basis of MBS’s assets to their fair market values, which is anticipated to result in significant future cash tax savings.

Advisors

Guggenheim Securities served as financial advisor to BNED. Evercore served as financial advisor and Gibson, Dunn & Crutcher LLP served as legal counsel to the Special Committee of BNED’s Board of Directors. Evercore delivered a fairness opinion to the Special Committee in connection with the transaction. Peter J. Solomon Company served as financial advisor and Bryan Cave LLP served as legal counsel to MBS.

Conference Call Information

Barnes & Noble Education, Inc. also released today its third quarter 2017 financial results. BNED will discuss the transaction during its previously scheduled conference call to discuss its third quarter fiscal 2017 results today at 10:00 a.m. ET. The conference call can be accessed via a live webcast at www.bned.com/investor or by dialing (866) 564-7431 and entering passcode 497354. A replay of the call will be available through March 7, 2017 via webcast at www.bned.com/investor or by dialing (866) 564-7431 and entering passcode 1289119. An investor presentation with additional information on the transaction will be posted to the Barnes & Noble Education, Inc. website (www.bned.com/investor) prior to the conference call.

About Barnes & Noble Education, Inc.

Barnes & Noble Education, Inc. (NYSE: BNED), one of the largest contract operators of bookstores on college and university campuses across the United States and a leading provider of digital education services, enhances the academic and social purpose of educational institutions. Through its Barnes & Noble College and MBS subsidiaries, Barnes & Noble Education operates 1,490 physical and virtual bookstores and serves more than 6 million students enrolled in higher education institutions, delivering essential educational content and tools within a dynamic retail environment. Through its Digital Education subsidiary, Barnes & Noble Education offers a suite of digital software, content and services that include a sophisticated digital learning management platform that has competency-based features, analytics capabilities, courseware offerings and a digital eTextbook reading product. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and improve retention, all while supporting the financial goals of college and university partners.

General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company’s corporate website: www.bned.com.

About MBS Textbook Exchange, LLC

As of February 27, 2017, MBS Textbook Exchange, LLC is a wholly-owned subsidiary of Barnes & Noble Education, Inc. MBS is the largest contract operator of virtual bookstores for the institutional client market and one of the largest used college textbook wholesalers, bookstore systems providers, and distributors of direct-to-student course materials in the nation. Through its virtual bookstore solutions, MBS is an industry leader in course material fulfillment solutions, and serves K-12 and higher education institutions in North America and students around the world. MBS’s primary goals are to provide its partner schools with leading technology and superior knowledge of the textbook industry to simplify course material fulfillment and increase options while lowering costs for students.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including actions our competitors may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their bookstore operations or change the operation of their bookstores; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; our ability to successfully integrate the operations of MBS into our Company; the anticipated benefits of the MBS acquisition may not be fully realized or may take longer than expected; the integration of MBS’s operations into our own may also increase the risk of our internal controls being found ineffective; restructuring of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services, and further enhancements to Yuzu® and any future higher education digital products, and the inability to achieve the expected cost savings; our ability to successfully implement our strategic initiatives including our ability to identify and execute upon additional acquisitions and strategic investments; technological changes; our international expansion could result in additional risks; our ability to attract and retain employees; changes to payment terms, return policies, the discount or margin on products or other terms with our suppliers; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of contracts and higher-than-anticipated store closings; disruptions to our computer systems, data lines, telephone systems or supply chain, including the loss of suppliers; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service, effects of competition; obsolete or excessive inventory; product shortages; changes in law or regulation; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; challenges to running our company independently from Barnes & Noble, Inc. following the Spin-Off; the potential adverse impact on our business resulting from the Spin-Off; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 30, 2016. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Contacts

Media:

Barnes & Noble Education, Inc.

Carolyn J. Brown, 908-991-2967

Vice President

Corporate Communications

cbrown@bned.com

Investors:

Barnes & Noble Education, Inc.

Thomas Donohue, 908-991-2966

Vice President

Treasurer and Investor Relations

tdonohue@bned.com